Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James C. Flores and John F. Wombwell, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Plains Exploration & Production Company, a Delaware corporation (“Plains”), that the undersigned is entitled to vote at the Special Meeting of Stockholders of Plains to be held on                 , 2007, and at any adjournments or postponements thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of Plains and Pogo Producing Company dated                 , 2007 and (2) in their discretion upon such other matters as may properly come before the meeting, or at any adjournments or postponements thereof.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3.

VOTE BY INTERNET –

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on                     , 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE –

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on                         , 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL –

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, PLEASE DETACH, MARK AND RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

(Continued on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

PLAINS EXPLORATION & PRODUCTION COMPANY

                        , 2007

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please Detach and Mail in the Envelope Provided ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR

BLACK INK AS SHOWN HERE: ☒

PROPOSAL  NO.  1: Approval of the issuance of shares of Plains common stock pursuant to the Agreement and Plan of Merger,

dated as of July 17, 2007, by and among Plains, PXP Acquisition LLC, and Pogo Producing Company, as such agreement may be amended from time to time.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 2:	Approval of the proposed amendment to Plains certificate of incorporation to increase the number of authorized common shares from 150,000,000 to 250,000,000 if the merger occurs.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 3:	Approval of adjournments of the Special Meeting, if necessary to solicit additional proxies in favor of either or both of the foregoing proposals.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. THANK YOU!

To change the address on your account, please check the box at the right and indicate your new address in the address space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:                          Date:                          Signature of Stockholder:                          Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.